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                                                                 EXHIBIT 3.11(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                     AOR MANAGEMENT COMPANY OF OHIO, INC.



                                   ARTICLE I
                                   ---------

     The name of the corporation is AOR MANAGEMENT COMPANY OF OHIO, INC. (the "Corporation").

                                  ARTICLE II
                                  ----------

     The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman St., Dover, Delaware 19901. The name of the registered agent of the corporation at such address is National Registered Agents, Inc., Kent County.

                                  ARTICLE III
                                  -----------

     The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                  ----------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shall be common stock, $.01 par value per share ("Common Stock").

                                   ARTICLE V
                                   ---------

     The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

                                  ARTICLE VI
                                  ----------

     The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this certificate of incorporation or any amendment hereto are subject to such right of the Corporation.
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                                  ARTICLE VII
                                  -----------

     The number of directors of the Corporation shall be determined in accordance with the Corporation's bylaws. The number of directors constituting the initial board of directors of the Corporation shall be three (3), and the names and mailing addresses of the persons who are to serve as its directors until the first annual meeting of its stockholders, or until their respective successors are duly elected and qualified, are as follows:

          Name                               Address
          ----                               -------

          R. Dale Ross                       16825 Northchase Drive, Suite 1300
                                             Houston, Texas 77060

          Lloyd Everson, M.D.                16825 Northchase Drive, Suite 1300
                                             Houston, Texas 77060

          L. Fred Pounds                     16825 Northchase Drive, Suite 1300
                                             Houston, Texas 77060

                                 ARTICLE VIII
                                 ------------

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     No repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX
                                  ----------

     Elections of directors of the Corporation need not be by written ballot.

                                   ARTICLE X
                                   ---------

     The incorporator of the corporation is Jackie McKoy, Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778.

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     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunder set my hand this 25th day of February, 1998.


                                             ___________________________________
                                             Jackie McKoy, Incorporator

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